As filed with the Securities and Exchange Commission
                                on March 7, 2000
                           Registration No. 811-09347

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM N-1A
       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     [ ]

                               Amendment No. 3                             [X]

                            ------------------------

                         NATIONS MASTER INVESTMENT TRUST
               (Exact Name of Registrant as specified in Charter)
                                111 Center Street
                           Little Rock, Arkansas 72201
          (Address of Principal Executive Offices, including Zip Code)

                           --------------------------

       Registrant's Telephone Number, including Area Code: (800) 643-9691
                              Richard H. Blank, Jr.
                                c/o Stephens Inc.
                                111 Center Street
                           Little Rock, Arkansas 72201
                     (Name and Address of Agent for Service)
                                 With a copy to:
                             Robert M. Kurucza, Esq.
                             Marco E. Adelfio, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

              This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended in order to file all of the corporate documents and agreements. Part A and Part B of the registration statement of hereby incorporated by reference to Amendment No. 2, filed on February 11, 2000. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                         NATIONS MASTER INVESTMENT TRUST

                            ONE BANK OF AMERICA PLAZA
                                   33RD FLOOR
                               CHARLOTTE, NC 28255
                                 1-800-626-2275

                                    FORM N-1A

                                     PART C

                                OTHER INFORMATION

ITEM 23.          EXHIBITS

              All references to the "Registration Statement" in the following list of Exhibits refer to the Registrant's Registration Statement on Form N-1A (File No. 811-09347).

---------------------- -------------------------------------------------------------------------------------
EXHIBIT LETTER           DESCRIPTION
---------------------- -------------------------------------------------------------------------------------
(a)                    ARTICLES OF INCORPORATION:

(a)(1)                 Certificate of Trust dated January 13, 1999, filed herewith.

(a)(2)                 Declaration of Trust dated January 14, 1999, filed herewith.
---------------------- -------------------------------------------------------------------------------------
(b)                    BYLAWS:

(b)(1)                 Amended and Restated Bylaws dated January 14, 1999, last
                       amended May 26, 1999, filed herewith.
---------------------- -------------------------------------------------------------------------------------
(c)                    INSTRUMENTS DEFINING RIGHTS OF SECURITIES HOLDERS:

                       Not Applicable
---------------------- -------------------------------------------------------------------------------------
(d)                    INVESTMENT ADVISORY CONTRACTS:

(d)(1)                 Investment Advisory Agreement between Banc of America Advisors, Inc. (formerly
                       NationsBanc Advisors, Inc.) ("BAAI") and Nations Master Investment Trust
                       ("Registrant") dated May 21, 1999, Schedule I dated October 15, 1999, filed herewith.

(d)(2)                 Investment Advisory Agreement between BAAI and the Registrant dated February 14,
                       2000, filed herewith.
---------------------- -------------------------------------------------------------------------------------


---------------------- -------------------------------------------------------------------------------------
EXHIBIT LETTER           DESCRIPTION
---------------------- -------------------------------------------------------------------------------------
(d)(3)                 Sub-Advisory Agreement among BAAI, Banc of America Capital Management, Inc.
                       (formerly TradeStreet Investment Associates, Inc.) ("BACAP") and the Registrant
                       dated May 21, 1999, filed herewith.

(d)(4)                 Sub-Advisory Agreement among BAAI, Chicago Equity
                       Partners Corporation ("Chicago Equity") and the
                       Registrant dated May 21, 1999, filed herewith.

(d)(5)                 Sub-Advisory Agreement among BAAI, Gartmore Global
                       Partners ("Gartmore") and the Registrant dated August 19,
                       1999, filed herewith.

(d)(6)                 Sub-Advisory Agreement among BAAI, INVESCO Global Asset Management (N.A.), Inc.
                       ("INVESCO") and the Registrant dated August 19, 1999, filed herewith.

(d)(7)                 Sub-Advisory Agreement among BAAI, Putnam Investment Management, Inc. ("Putnam")
                       and the Registrant dated August 19, 1999, filed herewith.

(d)(8)                 Sub-Advisory Agreement among BAAI, Marsico Capital
                       Management, LLC ("Marsico") and the Registrant dated
                       August 19, 1999, filed herewith.

(d)(9)                 Sub-Advisory Agreement among BAAI, Brandes Investment
                       Partners, L.P. ("Brandes") and the Registrant dated
                       October 15, 1999, filed herewith.

(d)(10)                Sub-Advisory Agreement among BAAI, MacKay Shields LLC
                       ("MacKay Shields") and the Registrant dated February 14,
                       2000, filed herewith.
---------------------- -------------------------------------------------------------------------------------
(e)                    Not Applicable pursuant to General Instruction (B)(2)(b).
---------------------- -------------------------------------------------------------------------------------
(f)                    BONUS OR PROFIT SHARING CONTRACTS:

(f)(1)                 Deferred Compensation Plan dated February 24, 1999, filed herewith.
---------------------- -------------------------------------------------------------------------------------
(g)                    CUSTODIAN AGREEMENT:

(g)(1)                 Custody Agreement between the Registrant and The Bank of New York ("BNY")
                       dated May 21, 1999, Schedule I dated February 14, 2000, filed herewith.
---------------------- -------------------------------------------------------------------------------------


---------------------- -------------------------------------------------------------------------------------
EXHIBIT LETTER           DESCRIPTION
---------------------- -------------------------------------------------------------------------------------
(g)(2)                 Amendment to the Custody Agreement dated September 1, 1999, filed herewith.

(g)(3)                 Amendment to the Custody Agreement dated February 14, 2000, filed herewith.
---------------------- -------------------------------------------------------------------------------------
(h)                    OTHER MATERIAL CONTRACTS:

(h)(1)                 Co-Administration Agreement among the Registrant, Stephens Inc.
                       ("Stephens") and BAAI dated May 21, 1999,
                       Schedule I dated February 14, 2000, Schedule A dated
                       November 18, 1999, filed herewith.

(h)(2)                 Sub-Administration Agreement among the Registrant, BNY and BAAI dated May 21, 1999, Schedule I dated February 14, 2000, filed herewith.

(h)(3)                 Placement Agency Agreement between the Registrant and Stephens dated May 21, 1999, Schedule I dated February 14, 2000, filed herewith.

(h)(4)                 Cross Indemnification Agreement among Nations Fund Trust, Nations Fund, Inc.,
                       Nations Reserves, Nations Funds Trust and the Registrant dated February 14, 2000, filed herewith.
---------------------- -------------------------------------------------------------------------------------
(i)                    Not Applicable pursuant to General Instruction (B)(2)(b).
---------------------- -------------------------------------------------------------------------------------
(j)                    Not Applicable pursuant to General Instruction (B)(2)(b).
---------------------- -------------------------------------------------------------------------------------
(k)                    Not Applicable pursuant to General Instruction (B)(2)(b).
---------------------- -------------------------------------------------------------------------------------
(l)                    INITIAL CAPITAL AGREEMENTS:

                       Not Applicable
---------------------- -------------------------------------------------------------------------------------
(m)                    RULE 12B-1 PLAN:

                       Not Applicable
---------------------- -------------------------------------------------------------------------------------
(n)                    FINANCIAL DATA SCHEDULE:

                       Not Applicable
---------------------- -------------------------------------------------------------------------------------


---------------------- -------------------------------------------------------------------------------------
EXHIBIT LETTER           DESCRIPTION
---------------------- -------------------------------------------------------------------------------------
(o)                    RULE 18F-3 PLAN:

                       Not Applicable
---------------------- -------------------------------------------------------------------------------------
(p)                    Powers of Attorney for Edmund L. Benson, Charles B. Walker, A. Max Walker, Thomas S.
                       Word, Jr., William H. Grigg, James Ermer, Thomas F. Keller, Carl E. Mundy, Jr.,
                       James B. Sommers, Cornelius J. Pings and William P. Carmichael, filed herewith.
---------------------- -------------------------------------------------------------------------------------

ITEM 24.          PERSONS CONTROLLED BY OF UNDER COMMON CONTROL WITH THE FUND

                  No person is controlled by or under common control with the Registrant.

ITEM 25.          INDEMNIFICATION

              Article V, Section 5.3 of the Registrant's Declaration of Trust provides for the indemnification of the Registrant's trustees, officers, employees and other agents. Indemnification of the Registrant's administrators, placement agent and custodian is provided for, respectively, in the
Registrant's:

               1.   Co-Administration Agreement with Stephens and BAAI;

               2.   Sub-Administration Agreement with BNY and BAAI;

               3.   Placement Agency Agreement with Stephens; and

               4.   Custody Agreement with BNY.

              The Registrant has entered into a Cross Indemnification Agreement with Nations Fund, Inc., (the "Company"), Nations Fund Trust (the "Trust"), Nations Reserves ("Reserves") and Nations Funds Trust ("Funds Trust") dated February 14, 2000. The Company, Trust, Reserves and/or Funds Trust will indemnify and hold harmless the Registrant against any losses, claims, damages or liabilities, to which the Registrant may become subject, under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectuses, any preliminary prospectuses, the registration statements, any other prospectuses relating to the securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Registrant by the Company, Trust, Reserves and/or Funds Trust expressly for use therein; and will reimburse the

Registrant for any legal or other expenses reasonably incurred by the Registrant in connection with investigating or defending any such action or claim; provided, however, that the Company, Trust, Reserves and/or Funds Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company, Trust, Reserves and/or Funds Trust by the Registrant expressly for use in the Offering Documents.

              Promptly after receipt by an indemnified party above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in such case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

              The Registrant has obtained from a major insurance carrier a trustees' and officers' liability policy covering certain types of errors and omissions. In no event will the Registrant indemnify any of its trustees, officers, employees, or agents against any liability to which such person would otherwise be subject by reason of his/her willful misfeasance, bad faith, gross negligence in the performance of his/her duties, or by reason of his/her reckless disregard of the duties involved in the conduct of his/her office or arising under his agreement with the Registrant. The Registrant will comply with Rule 484 under the 1933 Act and Release No. 11330 under the 1940 Act, in connection with any indemnification.

              Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 26.          BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

         To the knowledge of the Registrant, none of the directors or officers of BAAI, the adviser to the Registrant's portfolios, or BACAP, Chicago Equity, Gartmore, INVESCO, Putnam, Marsico, Brandes or MacKay Shields, the investment sub-advisers, except those set forth below, are or have been, at any time during the past two calendar years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with, and engage in business for, the company that owns all the outstanding stock (other than directors' qualifying shares) of BAAI, BACAP, Chicago Equity, Gartmore or Marsico respectively, or other subsidiaries of Bank of America Corporation.

         (b) BAAI performs investment advisory services for the Registrant and certain other customers. BAAI is a wholly-owned subsidiary of Bank of America, N.A. ("Bank of America"), which in turn is a wholly-owned banking subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment adviser is incorporated by reference to Form ADV filed by BAAI with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act") (file no. 801-49874).

         (c) BACAP performs investment sub-advisory services for the Registrant and certain other customers. BACAP is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by BACAP (formerly TradeStreet Investment Associates, Inc.) with the SEC pursuant to the Advisers Act (file no. 801-50372).

         (d) Chicago Equity performs investment sub-advisory services for the Registrant and certain other customers. Chicago Equity is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Chicago Equity with the SEC pursuant to the Advisers Act (file no. 801-55997).

        (e) Gartmore performs investment sub-advisory services for the Registrant and certain other customers. Gartmore is a joint venture structured as a general partnership between NB Partner Corp., a wholly-owned subsidiary of Bank of America, and Gartmore U.S. Limited, an indirect, wholly-owned subsidiary of Gartmore Investment Management plc, a UK Company which is the holding company for a leading UK based international fund management group of companies. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Gartmore with the SEC pursuant to the Advisers Act (file no. 801-48811).

         (f) INVESCO performs investment sub-advisory services for the Registrant and certain other customers. INVESCO is a division of INVESCO Global, a publicly traded investment management firm and a wholly-owned subsidiary of AMVESCAP PLC, a publicly traded UK financial holding company that engages through its subsidiaries in the business of international investment management. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by INVESCO with the SEC pursuant to the Advisers Act (file no. 801-54192).

         (g) Putnam performs investment sub-advisory services for the Registrant and certain other customers. Putnam is a wholly-owned subsidiary of Putnam Investments, Inc., an investment management firm which, except for shares held by employees is owned by Marsh & McLennan Companies, a publicly traded professional services firm that engages through its subsidiaries in the business of investment management. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Putnam with the SEC pursuant to the Advisers Act (file no. 801-7974).

         (h) Marsico performs investment sub-advisory services for the Registrant and certain other customers. Marsico Management Holdings, LLC, a wholly-owned subsidiary of Bank of America, owns 50% of the equity of Marsico Capital. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Marsico with the SEC pursuant to the Advisers Act (file no. 801-54914).

         (i) Brandes performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Brandes with the SEC pursuant to the Advisers Act (file no. 801-24896).

         (j) MacKay Shields performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by MacKay Shields with the SEC pursuant to the Advisers Act (file no. 801-5594).

ITEM 27.          PRINCIPAL UNDERWRITERS

         (a) Stephens, placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Nations Fund Trust, Nations Fund, Inc., Nations Reserves, Nations LifeGoal Funds, Inc., Nations Annuity Trust, Nations Funds Trust, Wells Fargo Funds Trust, Wells Fargo Variable Trust, and is the exclusive placement agent for Master Investment Trust, Managed Series Investment Trust, Wells Fargo Core Trust and Master Investment Portfolio, all of which are registered open-end management investment companies, and has acted as principal underwriter for the Liberty Term Trust, Inc., Nations Government Income Term

Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc. and the Managed Balanced Target Maturity Fund, Inc., closed-end management investment companies.

         (b) Information with respect to each director and officer of the placement agent is incorporated by reference to Form ADV filed by Stephens with the SEC pursuant to the 1940 Act (file No. 501-15510).

         (c)      Not applicable.

ITEM 28.          LOCATION OF ACCOUNTS AND RECORDS

(1) BAAI, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment adviser and co-administrator).

(2) BACAP, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment sub-adviser).

(3) Chicago Equity, 231 South LaSalle, Chicago, IL 60697 (records relating to its function as investment sub-advisor).

(4) Gartmore, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment sub-adviser).

(5) INVESCO, 1315 Peachtree Street, N.E., Atlanta, GA 30309 (records relating to its function as investment sub-advisor).

(6) Putnam, One Post Office Square, Boston, MA 02109 (records relating to its function as investment sub-advisor).

(7) Marsico, 1200 17th Street, Suite 1300, Denver, CO 80202 (records relating to its function as investment sub-advisor).

(8) Brandes, 12750 High Bluff Drive, San Diego, CA 92130 (records relating to its function as investment sub-advisor).

(9) MacKay Shields, 9 West 57th Street, New York, New York, 10019 (records relating to its function as investment sub-advisor).

(10) Stephens, 111 Center Street, Little Rock, AR 72201 (records relating to its function as placement agent and co-administrator).

(11) BNY, 100 Church Street, New York, NY 10286 (records relating to its function as custodian and sub-administrator).

ITEM 29.          MANAGEMENT SERVICES

                  Not Applicable

ITEM 30.          Undertakings

                  Not Applicable

                                   Signatures

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas on the 6th day of March, 2000.


                                  NATIONS MASTER INVESTMENT TRUST

                                  By:                  *
                                     --------------------------------------
                                             A. Max Walker
                                             President and Chairman
                                             of the Board of Trustees

                                  By:  /s/ Richard H. Blank, Jr.
                                     --------------------------------------
                                             Richard H. Blank, Jr.
                                             *Attorney-in-Fact

                         Nations Master Investment Trust
                                  Exhibit Index


Exhibit No.     Description

EX-99.A1        Certificate of Trust
EX-99.A2        Declaration of Trust
EX-99.B1        By-Laws
EX-99.D1        Investment Advisory Agreement
EX-99.D2        Investment Advisory Agreement
EX-99.D3        Sub-Advisory Agreement - TradeStreet Investment Associates, Inc.
EX-99.D4        Sub-Advisory Agreement - Chicago Equity Partners Corporation
EX-99.D5        Sub-Advisory Agreement - Gartmore Global Partners
EX-99.D6        Sub-Advisory Agreement - INVESCO Global Asset Management
EX-99.D7        Sub-Advisory Agreement - Putnam Investment Management
EX-99.D8        Sub-Advisory Agreement - Marsico Capital Management, LLC
EX-99.D9        Sub-Advisory Agreement - Brandes Investment Partners, L.P.
EX-99.D10       Sub-Advisory Agreement - MacKay Shields LLC
EX-99.F1        Form of Nations Funds Deferred Compensation Plan
EX-99.G1        Custody Agreement
EX-99.G2        Amendment to the Custody Agreement
EX-99.G3        Amendment  No. 2 to the Custody Agreement
EX-99.H1        Co-Administration Agreement
EX-99.H2        Sub-Administration Agreement
EX-99.H3        Placement Agency Agreement
EX-99.H4        Cross Indemnification Agreement
EX-99.P         Powers of Attorney